SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 30, 2015, Petro River Oil Corp. (the “Company”) entered into a contribution agreement, effective as of October 15, 2015 (the “Contribution Agreement”), with Megawest Energy Kansas Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Megawest”), and Fortis Property Group, LLC, a Delaware limited liability company (“Fortis”), pursuant to which the Company and Fortis each agreed to assign certain assets to Megawest in exchange for shares of MegaWest common stock (“Megawest Shares”).

Upon execution of the Contribution Agreement, (i) the Company transferred its 50% membership interest in Bandolier Energy, LLC (the “Bandolier Interest”), valued, together with Megawest’s existing net assets, at $40.0 million, to Megawest, and cancelled all of its ownership interest in the then issued and outstanding Megawest Shares, and (ii) Fortis transferred certain indirect interests held in real estate units and the rights to any profits and proceeds therefrom, valued at approximately $28.3 million, to Megawest. Immediately thereafter, Megawest issued to the Company 58,510 Megawest Shares, or 58.51% of the now issued and outstanding Megawest Shares, as consideration for the assignment of the Bandolier Interest, and issued to Fortis 41,490 Megawest Shares, or the remaining 41.49% of the remaining issued and outstanding Megawest Shares, as consideration for the assets assigned to Megawest by Fortis.  Subject to the terms and conditions of the Contribution Agreement, following six months after the execution of the Contribution Agreement, the board of Megawest will engage in a valuation of the Company’s contribution to determine the then fair market value (the “Redetermination”).  Any shortfall from the initial valuation at contribution resulting from the Redetermination shall be required to be funded by the Company.  The board of Megawest shall have certain remedies to exercise against the Company (including a right to foreclose on all of the Company’s equity in Megawest) upon a failure by the Company to fund the shortfall following the Redetermination.

Item 9.01 Financial Statements and Exhibits

See Exhibit Index.

Disclaimer

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified, in its entirety, be reference to the full text of the Contribution Agreement, attached hereto as Exhibit 10.1, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: November 5, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Contribution Agreement, by and between Petro River Oil Corp., Megawest Energy Kansas Corporation and Fortis Property Group, dated October 30, 2015, effective October 15, 2015.